EXHIBIT 99.1



                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE

CRIIMI MAE Announces Resignation of EVP for Legal and Deal Management

Rockville, MD, October 15, 2003 - - CRIIMI MAE Inc. (NYSE: CMM) today announced that Executive Vice President David B. Iannarone resigned effective October 24, 2003. CRIIMI MAE Chairman Barry S. Blattman said, "Dave was instrumental in leading the Company's successful exit from bankruptcy in 2001 and its January 2003 recapitalization. The Company appreciates his many contributions and wishes him well in his future endeavors."

CRIIMI MAE, a commercial mortgage REIT, holds a significant portfolio of commercial mortgage-related assets and performs mortgage servicing functions for approximately $16 billion of commercial mortgage loans.

For further information about the Company, see the Company's Web site: www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at
(202) 546-6451, e-mail pastore@ix.netcom.com.